Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Paula Oswald

U.S. Bank National Association

633 W. 5TH Street, 24th Floor

Los Angeles, CA  90071

(213) 615-6043

(Name, address and telephone number of agent for service)

WESTERN DIGITAL CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	33-0956711

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3355 Michelson Drive, Suite 100 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

10.500% Senior Notes due 2024 and Guarantees for the 10.500% Senior Notes due 2024

(Title of the Indenture Securities)

GUARANTORS

Exact Name of Additional Registrant As Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.	Primary Standard Industrial Classification Code Number	Address, including Zip Code, and Telephone Number, including Area Code, of Principal Executive Offices
HGST, Inc.	Delaware	48-1280899	3572	3355 Michelson Drive Suite 100 Irvine, California 92612 (949) 672-7000

WD Media, LLC	Delaware	94-2914864	3695	3355 Michelson Drive Suite 100 Irvine, California 92612 (949) 672-7000

Western Digital (Fremont), LLC	Delaware	20-0120906	3572	3355 Michelson Drive Suite 100 Irvine, California 92612 (949) 672-7000

Western Digital Technologies, Inc.	Delaware	95-2647125	3572	3355 Michelson Drive Suite 100 Irvine, California 92612 (949) 672-7000

*	The name, address, including zip code, and telephone number, including area code of the agent for service for each of the additional registrants are the same as Western Digital Corporation.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2016 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, California on the 22nd day of December, 2016.

By:	/s/ Paula Oswald
Paula Oswald
Vice President

Exhibit 2

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today,

June 15, 2016, I have hereunto

subscribed my name and caused my seal

of office to be affixed to these presents at

the U.S. Department of the Treasury, in

the City of Washington, District of

Columbia.

Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today,

June 15, 2016, I have hereunto subscribed

my name and caused my seal of office to be

affixed to these presents at the U.S.

Department of the Treasury, in the City of

Washington, District of Columbia.

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  December 22, 2016

By:	/s/ Paula Oswald
Paula Oswald
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2016

($000’s)

9/30/2016
Assets
Cash and Balances Due From Depository Institutions	$ 23,641,632
Securities	109,767,226
Federal Funds	38,946
Loans & Lease Financing Receivables	272,221,647
Fixed Assets	5,761,293
Intangible Assets	12,599,811
Other Assets	24,370,650

Total Assets	$448,401,205

Liabilities
Deposits	$345,417,164
Fed Funds	1,412,924
Treasury Demand Notes	0
Trading Liabilities	1,823,679
Other Borrowed Money	36,430,473
Acceptances	0
Subordinated Notes and Debentures	3,800,000
Other Liabilities	13,542,899

Total Liabilities	$402,427,139

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	30,877,711
Minority Interest in Subsidiaries	811,240

Total Equity Capital	$45,974,066

Total Liabilities and Equity Capital	$448,401,205